Exhibit 99.4

EXOPACK HOLDING CORP.

OFFER FOR ALL OUTSTANDING

11 1/4 % SENIOR NOTES DUE 2014

IN EXCHANGE

FOR

11 1/4 % SENIOR NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

(THE “EXCHANGE OFFER”)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

September     , 2006

TO OUR CLIENTS:

Enclosed for your consideration is the Prospectus dated              2006 (as the same may be further amended or supplemented from time to time, the “Prospectus”) and a related form of Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Exopack Holding Corp. (the “Company”) to exchange registered 11 1/4 % Senior Notes due 2014 (the “New Notes”) for its outstanding 11 1/4 % Senior Notes due 2014 (the “Old Notes”).

WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A SUBMISSION OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SUBMIT OLD NOTES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to submit any or all of the Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to submit your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to submit Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended. Old Notes submitted pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for all outstanding Old Notes.

2. Holders who submit their Old Notes in the Exchange Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on Old Notes accepted for exchange through the Expiration Date.

3. Any transfer taxes incident to the transfer of Old Notes from the submitting holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

If you wish to have us submit any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Exopack Holding Corp.

This will instruct you whether to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

☐	Please tender the Old Notes held by you for my account.

☐	Please do not tender any Old Notes held by you for my account.

Date:                         , 2006

Signature(s)*

Please print name(s) here

Principal Amount of Old Notes to be Submitted:

$
Please type or print address

Area code and telephone number

Taxpayer Identification or Social Security Number

My account number with you

*	UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO SUBMIT ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).